As filed with the Securities and Exchange Commission on ________________________________________.	Registration No. ______________________.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELECTRUM MINING LIMITED
(Name of small business issuer in its charter)

Nevada	1081	98-0434381
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification #)
Organization)	Classification Code)

ELECTRUM MINING LIMITED	CORPORATION TRUST COMPANY OF NEVADA
808 Nelson Street	6100 Neil Road, Suite 500
Suite 2103	Reno, Nevada 89544
Vancouver, British Columbia	(775) 688-3061
Canada V6Z 2H2
(604) 684-7619
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [     ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	4,000,000	$0.02	$80,000	$100.00

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ELECTRUM MINING LIMITED
Shares of Common Stock
2,500,000 Minimum - 4,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 4,000,000 shares of common stock on a self-underwritten basis, 2,500,000 shares minimum, 4,000,000 shares maximum. The offering price is $0.02 per share. In the event that 2,500,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,500,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 2,500,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold by our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.02	$0.012	$0.008
Per Share - Maximum	$0.02	$0.0075	$0.0125
Minimum	$50,000	$30,000	$20,000
Maximum	$80,000	$30,000	$50,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is_______________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on August 4, 2004. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Douglas W. Scheving, our president. We intend to conduct exploration activities on one property located in the Yukon Territories, Canada. The one property consists of 20 mining claims. We intend to explore for gold on the property.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Our administrative office is located at 808 Nelson Street, Suite 2103, Vancouver, British Columbia, Canada V6Z 2H2 and our telephone number is (604) 684-7619 and our registered statutory office is located at 6100 Neil Road, Suite 500, Las Vegas, Nevada 89544. Our fiscal year end is September 30. Our mailing address is 808 Nelson Street, Suite 2103, Vancouver, British Columbia, Canada V6Z 2H2.

Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 2,500,000 shares of common stock and a maximum of 4,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.02
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $50,000 assuming the minimum number of shares are sold. Approximately $80,000 assuming the maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before
the offering	750,000
Number of shares outstanding after the
offering if all of the shares are sold	4,750,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30, 2004
(audited)
Balance Sheet
Total Assets	$33,038
Total Liabilities	$29,500
Stockholders Equity - (Deficit)	$3,538
Year Ended
September 30, 2004
(audited)
Income Statement
Revenue	$-
Total Expenses	$6,462
Net Loss - (Loss)	$6,462

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with ELECTRUM MINING LIMITED

1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

3. Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on August 4, 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $6,462. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

5. Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6. Because title to the property is held in the name of one of our officers, if he transfers the property to someone other than us, we will cease operations.

Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Douglas W. Scheving, our president. If he transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under Yukon Territories law title to Yukon Territories mining claims can only be held by Canadian residents. In the case of corporations, title must be held by a Canadian corporation. In order for us to own record title to the property, we would have to incorporate a Canadian wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

7. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a lose of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

8. Weather interruptions in the Yukon Territories may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year.When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

9. Because Messrs. Scheving, Dedemus, and Ms. Neumann have other outside business activities and each will only be devoting 10% of their time, or four hours per week to ours to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Messrs. Scheving, Dedemus and Ms. Neumann, our officers and directors have other outside business activities and each will only be devoting 10% of their time, or four hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Scheving Dedemus and Ms. Neumann. As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

10. If our officers and directors resign or die without having found replacements our operations will be suspended or cease. If that should occur, you could lose your investment.

We have two officers and three directors. We are entirely dependent upon them to conduct our operations. If they should resign or die there will be no one to run us. Further, we do not have key man insurance. If that should occur, until we find others person to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

11. Because there is no escrow, trust or similar account, your subscription could be seized by creditors. If that occurs you could lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.

12. Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

USE OF PROCEEDS

Our offering is being made on a $50,000 minimum $80,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if the minimum (62.5%), 75% and the maximum (100%) of the offering is sold.

	Minimum	75%	Maximum

Gross proceeds	$50,000	$60,000	$80,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$20,000	$30,000	$50,000

The net proceeds will be used as follows:

Grid Soil Sampling	$8,400	$8,900	$8,900
Geological, Prospecting	$8,400	$8,900	$8,900
Prelim Geophysical Survey	$0	$8,900	$8,900
Sample Analysis	$2,000	$2,100	$2,100
Stationary, Mail	$50	$50	$50
Accounting	$500	$500	$500
Office Equipment	$400	$400	$400
SEC filing	$250	$250	$250
Cash on Hand	$0	$0	$20,000
Totals	$20,000	$30,000	$50,000

Offering expenses consist of: (1) legal services, (2) accounting and audit fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

In addition to the funds raised through this offering, the company has received loans from Director Lloyd Dedemus totaling US$27,000. The Company intends on using these funds to make payments on the property and to supplement the exploration program should the initial results justify further work.

The cost of a qualified person to manage the program is included in the cost of the various programs. Usually a geologist who is responsible for geological mapping will supervise and be part of the sampling and preliminary geophysical program. Sample analysis is the cost of analysis of soil and rock samples to test for mineralization. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with our officers will supervise and contract for our exploration operations through independent contractors. Soil sampling will be done on a grid covering as much of the property as possible terrain permitting with preference given to areas that seem more conducive to mineralization.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and, accounting fees related to filing reports with the SEC.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

No proceeds from the offering will be paid to officers and directors.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of October 6, 2004, the net tangible book value of our shares of common stock was approximately $8,538 or approximately $0.01 per share based upon 750,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,750,000 shares to be outstanding will be $88,538 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part.

After completion of this offering, if 4,000,000 shares are sold, you will own approximately 84.21% of the total number of shares then outstanding for which you will have made a cash investment of $80,000 or $0.02 per share. Our existing stockholders will own approximately 15.79% of the total number of shares then outstanding, for which they have made contributions of cash totaling $15,000 or approximately $0.02 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 3,750,000 shares to be outstanding will be approximately $68,538 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 80.00% of the total number of shares then outstanding for which you will have made a cash investment of $60,000 or $0.02 per share. Our existing stockholders will own approximately 20.00% of the total number of shares then outstanding, for which they have made contributions of cash totaling $15,000 or approximately $0.02 per share.

If the Minimum Number of the Shares Are Sold:

Upon completion of this offering, in the event the minimum number of shares are sold, the net tangible book value of the 3,250,000 shares to be outstanding will be approximately $58,538 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part.

After completion of this offering, if 2,500,000 shares are sold, you will own approximately 76.92% of the total number of shares then outstanding for which you will have made a cash investment of $50,000 or $0.02 per share. Our existing stockholders will own approximately 23.08% of the total number of shares then outstanding, for which they have made contributions of cash totaling $15,000 or approximately $0.02 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.02
Net tangible book value per share before offering	$0.01
Potential gain to existing shareholders	$0.01
Net tangible book value per share after offering	$0.02
Increase to present stockholders in net tangible book value per share
after offering	$0.01
Capital contributions	$15,000
Number of shares outstanding before the offering	750,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,750,000
Percentage of ownership after offering	15.79%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.00
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	15.79%
Percentage of capital contributions by new investors	84.21%
Percentage of ownership after offering	84.21%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.00
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	20.00%
Percentage of capital contributions by new investors	80.00%
Percentage of ownership after offering	80.00%

Purchasers of Shares in this Offering if the minimum number of Shares Sold

Price per share	$0.02
Dilution per share	$0.00
Capital contributions	$50,000
Number of shares after offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholders	23.08%
Percentage of capital contributions by new investors	76.92%
Percentage of ownership after offering	76.92%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 4,000,000 shares of common stock on a self-underwritten basis, 2,500,000 shares minimum, 4,000,000 shares maximum basis. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Bank of Montreal, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L7. Its telephone number is (604) 665-2643. The funds will be maintained in the separate bank account until we receive a minimum of $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our officers and directors. They will receive no commissions from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Our officers and directors will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $100,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ELECTRUM MINING LIMITED"

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on August 04, 2004. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the BlueBell property. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89544 and our business office is located at 808 Nelson Street, Suite 2103, Vancouver, British Columbia, Canada. This is our mailing address as well. Our telephone number is (604) 684-7619. Mr. Scheving supplies this office space on a rent free basis.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change its business activities or to combine with another business, and is not aware of any events or circumstances that might cause its plans to change.

Background

On September 30, 2004, we signed an agreement to purchase a mineral property containing 20 mining claims in Yukon Territories, Canada by purchase agreement with Xennex Development Corporation, a non-affiliated third party. The terms of acquisition were:

CDN$50,000 in staged payments to Xennex, CDN$5,000 on signing, which has been paid, an additional CDN$5,000 one year from signing, CDN$10,000 two years after signing, CDN$10,000 on the third anniversary of signing and a final payment on the fourth anniversary of signing of CDN$20,000, to total CDN$50,000. In addition, we are required to make property exploration expenditures of CDN$50,000 over a five year period. A royalty of 3% on all mineral commodities sold from the claims will apply. This royalty shall be reduced to 1.5% upon payment of CDN$1,000,000 at any time.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. The process of posting the area is known as staking. We have entered into an option agreement to purchase 20 mineral claims from Xennex Development Corporation in accordance with the terms disclosed earlier.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. Our property is one such acquisition. Accordingly, fee simple title to our property resides with the Crown.

Our claims are mining leases issued pursuant to the Quartz Mining Act of the Yukon government. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the property. We have no plans to try interest other companies in the property if mineralization is found. If mineralization is found, we will try to develop the property ourselves.

Claims

The following is a list of tenure numbers, claim, date of recording and expiration date of our claims:

		Date of	Date of
Tenure No.	Document Description	Recording	Expiration
YC 20885	Bell 10	July 12, 2001	July 12 2007
YC 20886	Bell 11	July 12, 2001	July 12, 2005
YC 20887	Bell 12	July 12, 2001	July 12, 2007
YC 20888	Bell 13	July 12, 2001	July 12, 2005
YC 20889	Bell 14	July 12, 2001	July 12, 2007
YC 20890	Bell 15	July 12, 2001	July 12, 2005
YC 20891 to
YC 20899	Bell 16 - 24	July 12, 2001	July 12, 2007
YC 21554 to
YC 21557	Blue 1-4	June 20, 2002	July 12, 2007
YC 21871	Blue 5	Sept. 25, 2002	Sept. 25, 2005

In total 20 mineral claims

In order to maintain these claims we must pay a fee of CDN$100 per year per claim or provide evidence that $100 worth of work was done on the property.

Location and Access

The property is located in the northern section of the watershed of Squaw Creek, a tributary of Clear Creek. It is situated at Latitude 63 degrees 50 minutes North/Longitude 137 degrees 025 minutes West, roughly 110 kilometers southeast of the town of Dawson and 370 kilometers north-northwest of Whitehorse. Access to the site is via the Clear Creek Road, a good quality unpaved road that approaches the property approximately 24 kilometers east of it's junction with the Klondike Highway. The nearest community to the site is Dawson.

Several trails provide access to Squaw Creek including an overgrown trail from the Clear creek road down the west side of the stream. There is an active road that leaves the Clear Creek road several km to the west, descends to the valley of Clear Creek and joins the Squaw Creek trail there, providing access for current placer mining activity on the lower Half of Squaw Creek. A usable 4 x 4 trail follows the height of land along the east site of Squaw Creek drainage and crosses the east side of the Blue 1 claim.

CLEAR CREEK ROAD
4000
3500
3000
3400
SQUAW CREEK
N
11
13
15
BELL
BELL
YC20886
YC20888
YC20890
10
12
14
16
YC20885
YC20887
YC20889
YC20891
17
19
21
23
BELL
YC20892
YC20894
YC20896
YC20898
18
20
22
24
BELL
YC20893
YC20895
YC20897
YC20899
1
4
2
3
3
2
4
1
BLUE
5
YC21554
YC21555
YC21556
YC21557

Property Geology

The Squaw Creek drainage is largely underlain by Upper Proterzoic to Lower Cambrian metasediments of the Yusezyu Formation of the Hyland Group. Here the extension of the east-west trending Tombstone Thrust take the form of a thick, highly deformed interval called the Tombstone strain zone which crosses the upper part of the Squaw Creek drainage. Most of the subject property lies within the strain zone. Rocks consist of blue-grey phyllites and grey psammites (less micaceouos metasediments) that are frequently isoclinally folded and boudinaged in outcrop. Outside of the strain zone the same rock types are seen, foliated but not generally contorted. Geologists have identified several generations of deformation in rocks in the Clear Creek camp on the basis of jointing patterns, some of which may be associated with emplacement of intrusions and/or deposition of exhalations. Foliation is prominent and consistent across upper Squaw Creek, trending east to southeast and dipping moderately (10-40 degrees) to the north.

There are no mapable subunits within the Hyland Group. Neither were any dikes or sills encountered. Overall, the area of the property consists of a rather monotonous section of undifferentiated metasediments. Outcrop is common on ridges and along the Squaw Creek but infrequent on the rounded slopes that make up much of the property. Due to past forest fires much of the area is open and untreed, and boulder trains of white quartz can be easily traced.

South of the claims the lower reaches of Squaw Creek cross the contact of the two sisters batholith, a late Cretaceous granite of the McQuesten Intrusives. When exposed in the road cut the granite is porphyritic, sometimes displaying very large feldspar laths. The McQueston Intrusives have not been widely associated with ore mineralization and consequently the Two Sisters batholith does not appear to have attracted much attention to date. Nevertheless, the possibility of association with economic mineralization should not be excluded.

Squaw Creel lies just north of the extent of the last glaciation. The upper elevations have a relatively thin overburden cover which can be assumed to be colluvial. At low elevation the stream channel gravels are of Pliocene or later age, similar to those of the Klondike River to the north. Absent the effects of recent glaciation one can assume that soil geochemistry will tend to reflect underlying bedrock mineralization.

History of Previous Work

No previous work has been done on the property.

Supplies

Competition and unforeseen limited sources of supplies and manpower in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration as well as skilled manpower to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate manpower, products, equipment and materials after this offering is complete. If we cannot find the manpower, products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Other

Other than our interest in the property, we own no plants or other property. With respect to the property, our right to conduct exploration activity is based upon our oral agreement with Mr. Scheving, our president, director and shareholder. Under this oral agreement, Mr. Scheving has allowed us to conduct exploration activity on the property. Mr. Scheving holds the property in trust for us.

Our Proposed Exploration Program

The property is located on the northeastern margin of the watershed of Squaw Creek, a tributary of Clear Creek roughly 110 kilometers southeast of the town of Dawson, Yukon Territories, Canada.. No improvements are required for exploration activities.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined.

Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which consists of soil and rock chip sampling. Soil sampling is the process of sampling surface soils on a grid and analyzing them to determine if and where elevated levels of minerals occur. Elevated areas of mineralization, called anomalies, are identified and further work done on these areas. Rock chip sampling is the process of sampling the various rock types to determine if economic levels of mineralization exist. In addition, preliminary geophysical surveys will be done if the company raises sufficient funds. These surveys identify areas - anomalies - where the conductivity, restivity, or gravity of the earth changes value. Anomalies require further testing, including drilling to determine if they indicate mineralization. There is insufficient information about the property at this time to determine if drilling will be done.

This offering does not provide funding for drilling. Mr. Scheving, after confirming with our consultant, will determine if and when drilling will occur on the property. Mr. Scheving will not receive fees for his services. The samples will be tested to determine if mineralized material is located on the property. Based upon the tests of the samples, we will determine if we will terminate operations; proceed with additional exploration of the property; or develop the property. The proceeds from this offering are designed to only fund the costs soil and rock chip sampling and preliminary geophysics. We intend to take our samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

The costs of our work program were provided by Mr. Robert F. McIntyre a report of August 30, 2002 on the Blue claim group. He estimated the cost of a soil and rock chip sampling program, geological mapping, and preliminary geophysics and the analytical costs to be about CDN$35,000. We have no relationship with Mr. McIntyre; we have not contacted Mr. McIntyre; and, to our knowledge, Mr. McIntyre is not aware that we have a copy of his report. We will begin exploration activity ninety days after this public offering is completed, weather permitting.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves our self through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event. In addition, the nature and direction of the exploration may change depending upon initial results.

We do not have any plan to take our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing. We anticipate starting exploration operation within 90 days of the completion of this offering weather permitting.

Competitive Factors

The gold mining industry is fragmented, that is there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

The Act and regulations tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in the Yukon Territories. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in Yukon Territories is returning the surface to its previous condition upon abandonment of the property. We will only be using "non-intrusive" exploration techniques and will not leave any indication that a sample was taken from the area. Our consultants and employees will be required to leave the area in the same condition as they found it - on a daily basis.

We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Mr. Scheving has agreed to pay the cost of reclaiming the property should there be any reclamation work required.

Employees

We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no full-time employees. Our two officers and directors are part-time employees and each will devote about 10% of their time or four hours per week to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Our officers and directors will handle our administrative duties. Because our officers and directors are inexperienced with exploration, they will hire qualified persons to perform the surveying, exploration, and excavating of the property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and stay in business. If we raise the amount of money in this offering, we believe it, together with the loans and purchase of shares by the directors ($27,000 in loans and $15,000 in share purchases) will last a minimum of twelve months.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

The property is located on Squaw Creek, a tributary of Clear Creek, in the central Yukon Territories, Canada.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the staking of the property at the direction of Mr. Robert S. Adamson and a property examination and report by Professional Engineer Robert F. McIntyre.

Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an exploration program which consists of establishing a grid and taking soil samples at regular intervals. The soil samples will be analysed to determine if elevated amounts of minerals are present. The results will be plotted on a map to determine where the elevated areas of mineralization occur. Rock samples and geological mapping and prospecting will be done by competent professionals. Preliminary geophysical surveying will also be done if sufficient funds are available to try and locate anomalies which may be caused by mineralization which is not evident on surface. Based upon the results of the exploration Mr. Scheving will determine, in consultation with our consultants, if the property is to be dropped or further exploration work done. Mr. Scheving will not receive fees for his services. The proceeds from this offering are designed only to fund the costs of an exploration program recommended by professional engineer Mr. Robert McIntyre. Additional funding will be required to take the property to a more advanced stage of exploration. We intend to take our samples to analytical chemists geochemists, and registered assayers in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of the proposed work program to be $20,000. This is composed of $8,400 for a grid soil sampling program, $8,400 for geological surveying and prospecting, $2,000 for analysis, and $1,200 for office, mail couriers, equipment and SEC filing costs. We estimate it will take up to 15 days to complete the program. We will begin the program 90 days after the completion of the offering, weather permitting. If sufficient funds are raised, we will do a preliminary geophysical program.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

We have discussed this matter with our officers and directors and Mr. Dedemus has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. Mr. Dedemus has advanced $27,000 to date. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. The funds raised in this offering, together with the loans advanced, will allow the company to operate for a minimum of one year. Other than as described in this paragraph, we have no other financing plans.

We acquired one property containing twenty claims. The property is staked and we will begin our exploration plan upon completion of this offering, weather permitting. We expect to start exploration operations within 90 days of completing this offering, weather permitting. As of the date of this prospectus we have yet to being operations and therefore we have yet to generate any revenues.

Since inception, we have issued 750,000 shares of our common stock and received $15,000.

We have received $27,000 in loans from Mr. Dedemus, one of our directors.

As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

We issued 500,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933 in September 30, 2004. The purchase price of the shares was $10,000. This was accounted for as an acquisition of shares. Lloyd Dedemus covered our initial expenses of $15,000 for incorporation and legal fees and $12,000 for a payment on the mineral property and working capital. The amount owed to Mr. Dedemus is non-interest bearing, unsecured and due on demand. Further the agreement with Mr. Dedemus is oral and there is no written document evidencing the agreement.

As of September 30, 2004, our total assets were $33,038 and our total liabilities were $29,500.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)

Douglas W. Scheving	54	President, Principal Executive Officer,
808 Nelson Street		and a member of the Board of Directors
Suite 2103
Vancouver, British Columbia
Canada

Lloyd Dedemus	61	Secretary, Treasurer, Principal Financial Officer, Principal
7063 Malibu Drive		Accounting Officer and a member of the Board of
Burnaby, British Columbia		Directors
Canada V5A 1A2

Carina Neumann	30	Member of the Board of Directors
#208 - 1955 Woodway Place
Burnaby, British Columbia
Canada V5B 4S5

Mr. Scheving has been President since inception. Mr. Dedemus and Ms. Neuman were appointed September 27, 2004 after the previous directors Mr. Beynon and Mr. Joshi resigned.

Background of Officers and Directors

Douglas W. Scheving has been our president, principal executive officer, and a member of our Board of Directors since inception. Since July 1993, Mr. Scheving has held various positions with Golden Glacier Resources Ltd./Exeter Resource Corporation, a TSX Venture Exchange listed exploration stage mining company located in Vancouver, British Columbia. Mr. Scheving is currently director and chairman of the audit committee. He has also held the positions of president and secretary. Since October 1997, Mr. Scheving has held various positions with Golden Dynasty Resources Limited, a TSX Venture Exchange listed oil and gas and mining exploration company located in Vancouver, British Columbia. He is currently a director, corporate secretary and chairman of the audit committee. He previously held the position of president. Since April 2001, Mr. Scheving has been the owner Corporate Administrative Services Limited located in Vancouver, British Columbia. Corporate Administrative Services is engaged in the business of bookkeeping, invoice paying, and providing office services. From 1994 to 1997, Mr. Scheving was a member of the board of directors of Interactive Supply Inc., a computer protection sales corporation located in Vancouver, British Columbia.

Lloyd Dedemus has been our secretary, treasurer, principal financial officer, principal accounting officer, and a member of the board of directors since September 27, 2004. Since February 1995, Mr. Dedemus has been president, secretary/treasurer, and a director of Harvest Enterprises Ltd. located in Burnaby B.C.. Harvest Enterprises in engaged in the business of owning and managing Mountain Shadow Pub.

Carina Neumann has been a director since September 27, 2004. Since September 1997, Ms. Neumann has been employed by Strategic Communications, Vancouver, British Columbia. Strategic Communications is a call center representing non-profit and charitable organizations. Ms. Neumann's duties include supervision, management, corporate administration and customer relations.

Conflicts of Interest

We believe that our officers and directors will be subject to conflicts of interest. The conflicts of interest arise from their unwillingness to devote full time to our operations.

No policy has been implemented or will be implemented to address conflicts of interest.

In the event all of our officers and directors resign from their positions at once, there will be no one to run our operations and our operations will be suspended or cease entirely.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on August 4, 2004 through September 30, 2004 for each or our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Summary Compensation Table

						Long-Term Compensation
			Annual Compensation			Awards	Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

						Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names Executive				Compen-	SARs	Restricted	LTIP	Compen-
Officer and Principal	Year	Salary	Bonus	sation	Granted	Share	Payouts	sation
Position	Ended	(US$)	(US$)	(US$)	(#)	Units	(US$)	(US$)

Douglas W. Sheving	2004	0	0	0	0	0	0	0
President	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0

Lloyd Dedemus	2004	0	0	0	0	0	0	0
Secretary & Treasurer	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0
Carina Neumann	2004	0	0	0	0	0	0	0
Director	2003	0	0	0	0	0	0	0
	2002	0	0	0	0	0	0	0

We have not paid any salaries in 2004, and we do not anticipate paying any salaries at any time in 2005. We will not begin paying salaries until we have adequate funds to do so.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of	Percentage of
		Shares After	Ownership After
	Number of	Offering	the Offering
	Shares	Assuming all	Assuming all of
Name and Address	Before the	of the Shares	the Shares are
Beneficial Ownership [1]	Offering	are Sold	Sold

Douglas W. Scheving	250,000	250,000	5.26%
808 Nelson Street
Suite 2103
Vancouver, British Columbia
Canada

Lloyd Dedemus	250,000	250,000	5.26%
7063 Malibu Drive
Burnaby, British Columbia
Canada V5A 1A2

Carina Neumann	250,000	250,000	5.26%
#208 - 1955 Woodway Place
Burnaby, British Columbia
Canada V5B 4S5
[1]	The persons named above "promoters" as defined in the Securities Exchange Act of 1934. Messrs. Scheving and Dedemus, and Ms. Neumann are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 750,000 shares of common stock were issued to our officers and directors in September 2004. The 750,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers' transaction or in a transaction directly with a market maker.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 750,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.02. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 23.08% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In September 2004, we issued a total of 500,000 shares of restricted common stock to Lloyd Dedumus and Carina Neumann. This was accounted for as an acquisition of shares of common stock in the amount of $10,000.

In October 2004, we issued a total of 250,000 shares of restricted common stock to Douglas Scheving, one of our officers and directors. This was accounted for as an acquisition of shares of common stock in the amount of $5,000.

Mr. Scheving entered into an agreement to purchase 20 mineral claims in the Yukon Territories for payments totaling CDN$50,000 over five years, exploration commitments of CDN$50,000 over five years and a 3% royalty on mineral production (reducing to 1.5% upon payment of CDN$1,000,000) to Xennex Development Corporation, an arms length individual and not an affiliate. Mr. Scheving will transfer the claims to us if mineralized material is found on the claims. Mr. Scheving will not receive anything of value for the transfer and will not pay any consideration of any kind for the transfer of claims.

Our officers and directors are our only promoters. They have not received nor will they receive anything of value from us, directly or indirectly in their capacities as promoters.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to September 30, 2004, included in this prospectus have been audited by Staley, Okada & Partners as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by Staley, Okada & Partners, Chartered Accountants.

Our financial statements immediately follow:

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-3800 info@staleyokada.com www.staleyokada.com

Report of Independent Registered Public Accounting Firm

__________________________________________________________________________________

To the Directors and Shareholders of Electrum Mining Limited:

We have audited the accompanying balance sheet of Electrum Mining Limited (An Exploration Stage Company) as of September 30, 2004, and the related statements of loss, shareholders' equity, and cash flows for the period from its inception (August 4, 2004) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004, and the results of its operations and its cash flows for the period from its inception (August 4, 2004) to September 30, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As at September 30, 2004, the Company has an accumulated deficit of $6,462. As discussed in Note 1 to the financial statements, additional capital will be necessary to fund the Company's long-term operations. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"/s/ Staley, Okada & Partners"

Vancouver, B.C.	STALEY, OKADA & PARTNERS
November 5, 2004	CHARTERED ACCOUNTANTS

Electrum Mining Limited (An Exploration Stage Company)	Statement 1
Balance Sheet
As at September 30, 2004
Expressed in US Funds

ASSETS
Current
Cash and cash equivalents	$18,038
Funds held in trust (Note 6)	15,000
$33,038

LIABILITIES
Current
Accrued liabilities	$2,500
Due to related party (Note 5)	27,000
29,500

Going Concern (Note 1)

SHAREHOLDERS' EQUITY
Capital Stock (Note 4)
Authorized: 100,000,000 common shares, $0.00001 par value
Issued and outstanding shares: 500,000 shares	5
Capital in excess of par value	9,995
Deficit accumulated during the exploration stage - Statement 3	(6,462)
Equity - Statement 3	3,538
$33,038

- See Accompanying Notes -

Electrum Mining Limited	Statement 2
(An Exploration Stage Company)
Statements of Loss
Expressed in US Funds

Cumulative from Inception (August 4, 2004) to September 30, 2004
General and Administrative Expenses
Audit fees	$2,500
Interest and bank charges	24
Loss Before Other Items	(2,524)

Other Items
Write-off of mineral property costs	(3,938)
Loss for the Period	$(6,462)

Basic and Diluted Loss per Common Share	$(0.01)

Weighted Average Number of Shares Outstanding	500,000

- See Accompanying Notes -

Electrum Mining Limited (An Exploration Stage Company)	Statement 3
Statement of Shareholders' Equity
Expressed in US Funds

	Common Shares		Capital in Excess of	Deficit Accumulated During the
	Shares	Amount	Par Value	Exploration Stage	Total

Inception - August 4, 2004	-	$-	$-	$-	$-
Common shares issued for cash at $0.02 per share	500,000	5	9,995	-	10,000
Loss for the period	-	-	-	(6,462)	(6,462)
Balance - September 30, 2004	500,000	$5	$9,995	$(6,462)	$3,538

- See Accompanying Notes -

Electrum Mining Limited	Statement 4
(An Exploration Stage Company)
Statements of Cash Flows
Expressed in US Funds

Cash Resources Provided By (Used In)	Cumulative from Inception (August 4, 2004) to September 30, 2004
Operating Activities
Loss for the period	$(6,462)
Items not affecting cash:
Write-off of mineral property costs	3,938
Changes in operating assets and liabilities:
Funds held in trust	(15,000)
Accrued liabilities	2,500
(15,024)

Investing Activities
Property purchase payments	(3,938)

Financing Activities
Advances from related party	27,000
Issuance of capital stock	10,000
37,000

Net Increase in Cash	18,038
Cash position - Beginning of Period	-
Cash Position - End of Period	$18,038

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

- See Accompanying Notes -

Electrum Mining Limited
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

1.	Organization and Going Concern
Electrum Mining Limited (the "Company") is a Nevada corporation incorporated on August 4, 2004. It is based in Vancouver, British Columbia, Canada.

The Company is an exploration stage company that engages primarily in the acquisition, exploration and development of resource properties. During the period, the Company acquired a 100% interest in 20 mineral mining claims in the Dawson Mining Division of the Yukon Territories, Canada and has not yet determined whether this property contains reserves that are economically recoverable. To date, the Company's activities have been limited to its formation and the raising of equity capital. At present, management is devoting most of its activities to getting an SB-2 Registration Statement declared effective.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at September 30, 2004, the Company has a loss from operations of $6,462 and an accumulated deficit of $6,462. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending September 30, 2005.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

In response to these problems, management has planned the following actions:
	*	The Company intends to apply for an SB-2 Registration Statement.
	*	Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies
	a)	Basis of Presentation
The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.
	b)	Fiscal Period
The Company's fiscal year end is September 30.

Electrum Mining Limited
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

2.	Significant Accounting Policies - Continued
	c)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

	d)	Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

	e)	Mineral Property Costs

The Company has been in the exploration stage since its formation in August 4, 2004 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

	f)	Environmental Expenditures

The operations of the Company have been, and may in the future, be affected from time to time in varying degree by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

Electrum Mining Limited
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

2.	Significant Accounting Policies - Continued
	g)	Fair Value of Financial Instruments and Derivative Financial Instruments

The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amounts of cash and cash equivalents, funds held in trust, accrued liabilities and amount due to related party approximate their fair values because of the short maturity of these items. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

	h)	Segmented Reporting

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company presently operates only in Canada.

	i)	Federal Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

	j)	Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

Electrum Mining Limited
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

2.	Significant Accounting Policies - Continued
	k)	Risks and Uncertainties

The Company operates in the resource exploration industry that is subject to significant risks and uncertainties, including financial operational, technological and other risks associated with operating a resource exploration business, including the potential risk of business failure.

	l)	Foreign Currency Transactions

The Company's functional currency is the Canadian Dollar. The Company's reporting currency is the U.S. Dollar. All transactions initiated in Canadian Dollars are translated to U.S. Dollars in accordance with SFAS No. 52 as follows:

		i)	Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date; and
		ii)	Revenue and expense items at the average rate of exchange prevailing during the year.

Adjustments arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income but reported as other comprehensive income.

No significant realized exchange gain or losses were recorded in the period ended September 30, 2004.
	m)	Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

	n)	Derivative Financial Instruments
The Company was not a party to any derivative financial instruments during the reported fiscal period.

Electrum Mining Limited
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

2.	Significant Accounting Policies - Continued
	o)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123" and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

As at September 30, 2004, the Company had no stock-based compensation plans nor had it granted options to employees. The Company would account for such grants under the recognition and measurement principles of APB No. 25, and related Interpretations. No stock_based employee compensation cost is reflected in net loss, as no options had been granted.

	p)	Comprehensive Income (Loss)

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. For the period ended September 30, 2004, the Company had no items of other comprehensive income. Therefore, net loss equals comprehensive loss for the period ended September 30, 2004.

Electrum Mining Limited
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

3.	Mineral Property Costs

By agreement dated September 30, 2004 with Xennex Development Corporation ("Xennex"), the Company acquired a 100% interest in certain properties consisting of 20 unpatented mineral claims, known as the BlueBell property ("the Property") located in the Dawson Mining Division of the Yukon Territories, Canada.

Upon execution of the agreement, Xennex transferred 100% interest in the mineral claims to a director and officer of the Company in trust for the Company for CDN$50,000 to be paid as follows:

Cash Payments (Canadian dollars)
Upon signing of the agreement and transfer of title (paid)	$5,000
On or before September 30, 2005	5,000
On or before September 30, 2006	10,000
On or before September 30, 2007	10,000
On or before September 30, 2008	20,000
$50,000

All cash payments shall be made within 30 days of the due date, otherwise the mineral property rights will revert back to Xennex.

In addition, the Company must incur exploration expenditures in the amount of CDN$50,000 over five years after the execution of the agreement. The exploration programs recommended by a third party geologist in the amount of CDN$35,000 shall be part of this expenditure commitment and this work shall be done in the year 2005. Failure to fulfill the exploration expenditure requirement will result to the properties reverting back to Xennex. An equivalent cash payment may be made to Xennex instead of the work commitment.

The Company is also responsible to maintain the mineral claims in good standing by paying all the necessary rents, taxes and filing fees associated with the Property.
The Property is subject to a 3% Net Smelter Return ("NSR"). The NSR can be reduced to 1.5% upon payment to Xennex of CDN$1,000,000 at any time.
4.	Capital Stock
	a)	Authorized Stock

The Company has authorized 100,000,000 common shares with a par value of $0.00001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

	b)	Share Issuance

Since the inception of the Company on August 4, 2004 to September 30, 2004, the Company has issued 500,000 common shares at $0.02 per share for total proceeds of $10,000 being $5 for par value shares and $9,995 for capital in excess of par to directors and officers of the Company.

Electrum Mining Limited
(An Exploration Stage Company)
Notes to Financial Statements
September 30, 2004
Expressed in US Funds

5.	Due to Related Party

As of September 30, 2004, the Company was obligated to a director, who is also an officer, and a shareholder, for a non-interest bearing demand loan with a balance of $27,000. This amount includes the $15,000 advanced to the Company's legal counsel (Note 6) and $12,000 loaned to the Company to fund its operations.

6.	Commitments

The Company signed an agreement to pay $25,000 in legal fees once the SB-2 Registration Statement has been declared effective. During the period, the Company advanced its legal counsel $15,000 which was accordingly classified as cash held in trust. The remaining balance of $10,000 will be paid within the next fiscal year.

7.	Subsequent Event

Subsequent to period-end, the Company has issued an additional 250,000 shares at $0.02 per share for total proceeds of $5,000, being $2.50 for par value shares and $4,997.50 for capital in excess of par, to a director and officer of the Company.

8.	New Accounting Pronouncements
Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.
FASB Statements:
*	Number 145, Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections;
*	Number 146, Accounting for Costs Associated with Exit or Disposal Activities;
*	Number 147, Acquisitions of Certain Financial Institutions - An amendment of FASB Statements No. 27 and 144 and FASB Interpretation No. 9;
*	Number 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123;
*	Number 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities;
*	Number 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.
FASB Interpretations:
*

Number 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - and Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34;

*	Number 46, Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article IX of the Bylaws of our company, filed as Exhibit 3.2 to the registration statement.
2.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	300
Accounting Fees and Expenses	3,500
Legal Fees and Expenses	25,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	600
TOTAL	$30,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Douglas W. Scheving	10-06-2004	250,000	Cash of $5,000
808 Nelson Street
Suite 2103
Vancouver, BC

Lloyd Dedemus	09-30-2004	250,000	Cash of $5,000
7063 Malibu Drive
Burnaby, British Columbia
Canada V5A 1A2

Carina Neumann	09-30-2004	250,000	Cash of $50000
#208 - 1955 Woodway Place
Burnaby, British Columbia Canada V5B 4S5

We issued the foregoing restricted shares of common stock to our officers and directors pursuant to section 4(2) of the Securities Act of 1933. They are sophisticated investors, officers and directors of our company, and were in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27. EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1	Agreement with Xennex Development Corporation.
23.1	Consent of Staley, Okada & Partners, Chartered Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 18th day November, 2004.

ELECTRUM MINING LIMITED

BY: /s/ Douglas W. Scheving
Douglas W. Scheving, President, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas W. Scheving, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas W. Scheving	President, Principal Executive Officer, Principal	November 18, 2004
Douglas W. Scheving	Financial Officer, Principal Accounting Officer and a Member of the Board of Directors

/s/ Lloyd Dedemus	Secretary, Treasurer, and a Member of the Board of
Lloyd Dedemus	Directors	November 18, 2004

/s/ Carina Neumann	Member of the Board of Director
Carina Neumann		November 18, 2004